Exhibit 10.4
[Class _]

LIBERTY GLOBAL, INC.
2014 INCENTIVE PLAN

(As Amended and Restated Effective February 24, 2015)

PERFORMANCE RESTRICTED SHARE UNITS AGREEMENT
THIS PERFORMANCE RESTRICTED SHARE UNITS AGREEMENT (“Agreement”) is made as of March 7, 2019, (the “Grant Date”), by and between LIBERTY GLOBAL PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), and the individual whose name, address, and employee ID number appear on the signature page hereto (the “Grantee”).
The Company has adopted the Liberty Global 2014 Incentive Plan, effective March 1, 2014 as amended and restated effective February 24, 2015 (the “Plan”), which by this reference is made a part hereof, for the benefit of eligible employees of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan. [CLICK HERE TO READ THE PLAN.]
Pursuant to the Plan, the Compensation Committee appointed by the Board pursuant to Article III of the Plan to administer the Plan (the “Committee”) has determined that it is in the best interest of the Company and its Shareholders to award performance-based restricted share units to the Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee additional remuneration for services rendered, to encourage the Grantee to continue to provide services to the Company or its Subsidiaries and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.    Definitions. The following terms, when used in this Agreement, have the following meanings:
“Act” means the U.K. Companies Act of 2006, as amended from time to time, and the rules and regulations thereunder.
“Annual Performance Rating” means the performance rating for any Review Period, ranging from “improvement required” to “outstanding” (or equivalent), that is received by the Grantee from his or her supervisor during the Company’s Annual Performance Rating review process or that is received upon any earlier determination for a Review Period shorter than a full calendar year.
“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

“Cause” has the meaning specified for “cause” in Section 11.2(c) of the Plan.
“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.
“Committee” has the meaning specified in the preamble to this Agreement.
“Company” has the meaning specified in the preamble to this Agreement.
“Earned Performance RSUs” means the number of performance-based restricted share units that following the completion of the Performance Period the Grantee is determined in accordance with Section 3 to have earned under this Agreement, subject to reduction, forfeiture or acceleration in accordance with Section 6 and Section 7, as applicable.
“Good Reason” for the Grantee to terminate his or her service with the Company and its Subsidiaries means that any of the following occurs without the consent of such Grantee prior to the 12 month anniversary of an Approved Transaction and is not the result of the Grantee’s poor performance:
(i)    any material diminution in the Grantee’s base compensation;
(ii)    the material diminution of the Grantee’s official position or authority, but excluding isolated or inadvertent action not taken in bad faith that is remedied promptly after notice; or
(iii)    the Company requires the Grantee to relocate his/her principal business office to a different country.
“Grant Date” has the meaning specified in the preamble to this Agreement.
“Grantee” has the meaning specified in the preamble to this Agreement.
“LBTY_” and “Share” means the Liberty Global Class _ ordinary shares, nominal value $.01 per share, of the Company.
“Performance Period” means the three-year period beginning on January 1, 2019.
“Performance RSUs” has the meaning specified in Section 2 of this Agreement. Performance RSUs represent an Award of restricted share units that provides for the issuance of the Shares subject to the Award at or following the end of the Performance Period (aka the Restricted Period within the meaning of Article IX of the Plan).
“Plan” has the meaning specified in the preamble to this Agreement.
“Required Withholding Amount” has the meaning specified in Section 14 of this Agreement.

“Retirement” means the voluntary termination of a Grantee’s employment with the Company and its Subsidiaries on or after the date that the sum of the Grantee’s years of age and years of employment with the Company and its Subsidiaries is at least 70.
“Review Period” means each calendar year during the Performance Period for which an Annual Performance Rating is assigned; provided, however, that the Review Period will be a shorter period ending on the date the Annual Performance Rating is assigned if the Performance RSUs vest after July 31 of any calendar year during the Performance Period pursuant to the conditions of (i) Section 7 of this Agreement due to Termination of Service for death, Disability, Retirement or Termination of Service by the Company or a Subsidiary without Cause or (ii) Section 11(b) of the Plan due to an Approved Transaction, Board Change or Control Purchase.
“RSU Dividend Equivalents” means, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable or transferable to Shareholders of record during the Performance Period on a like number of Shares represented by the Performance RSUs.
“Section 409A” means Section 409A of the Code and related Regulations and Treasury pronouncements.
“Section 409A Payment Date” means, with respect to the Vesting Date, the March 15 of the calendar year following the calendar year in which the Vesting Date occurred.
“Termination of Service” means the termination for any reason of the Grantee’s provision of services to the Company and its Subsidiaries, as an officer, employee or independent contractor, including by reason of a sale, assignment or other disposition of a Subsidiary by the Company resulting in the Subsidiary no longer being a “Subsidiary” as defined in the Plan.
“Vesting Date” means March 7, 2022 on which the Performance RSUs cease to be subject to a risk of forfeiture, as determined in accordance with this Agreement and the Plan.
2.    Grant of Performance RSUs. Subject to the terms, conditions and restrictions herein and pursuant to the Plan, the Company grants to the Grantee, effective as of the Grant Date, an Award of the number of performance-based restricted shares units set forth on the signature page hereof (“Performance RSUs”), each representing the right to receive one Share.
3.    Performance Conditions For Performance Period.
(a)    Except as otherwise stated in Section 7, the vesting of the Performance RSUs is conditioned upon the Grantee’s continued service through the Vesting Date and the achievement by the Grantee of selected minimum levels of individual performance that must be maintained throughout the Performance Period based on the Company’s internal Annual Performance Rating guidelines for each Review Period. The Annual Performance Rating for the Grantee will be based on quantitative and qualitative measures established for each Review Period during the Performance Period, which include individual strategic, financial, transactional, organizational and/or operational goals, as communicated to the Grantee by his or her supervisor.

(b)    The achievement of the required Annual Performance Rating will be determined by the Committee in its sole discretion following the completion of the Performance Period. In the event minimum performance levels are not maintained by the Grantee in each Review Period, the Committee has the discretion to reduce the number of Performance RSUs that may be earned. In particular, if the Grantee earns an Annual Performance Rating of “improvement required” (or equivalent) for any Review Period, the Committee has the discretion to reduce the number of Performance RSUs that may be earned by up to 100%.
(c)    Based on the Annual Performance Rating of the Grantee for each Review Period during the Performance Period, the Committee shall determine whether the Performance RSUs should be reduced. Following such determination, the Committee shall notify the Grantee, in the form and manner as determined by the Committee, of the number of Earned Performance RSUs that will vest on the Vesting Date.
(d)    If the number of Grantee’s Earned Performance RSUs is reduced, the excess Performance RSUs and any related RSU Dividend Equivalents will immediately be cancelled.
4.    Settlement of Performance RSUs. Settlement of Performance RSUs that vest in accordance with Section 6 or 7 of this Agreement or Section 11.1(b) of the Plan shall be made as soon as administratively practicable after the Vesting Date, but in no event later than the Section 409A Payment Date applicable to such Vesting Date. Settlement of Earned Performance RSUs shall be made by issuance of the Shares, together with any related RSU Dividend Equivalents, in accordance with Section 8.
5.    Shareholder Rights; RSU Dividend Equivalents. The Grantee shall have no rights of a Shareholder with respect to any Shares represented by any Performance RSUs unless and until such time as Shares represented by Earned Performance RSUs have been delivered to the Grantee in accordance with Section 8. The Grantee will have no right to receive, or otherwise have any rights with respect to, any RSU Dividend Equivalents until such time, if ever, as the Performance RSUs with respect to which such RSU Dividend Equivalents relate shall have become vested and, if vesting does not occur, the related RSU Dividend Equivalents will be forfeited. RSU Dividend Equivalents shall not bear interest or be segregated in a separate account. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate the vesting of any portion of the RSU Dividend Equivalents. The settlement of any vested RSU Dividend Equivalents shall be made as soon as administratively practicable after the accelerated vesting date, but in no event later than March 15 of the following calendar year.
6.    Vesting.
(a)    Unless the Committee otherwise determines in its sole discretion, subject to earlier vesting in accordance with Section 7 of this Agreement or Section 11.1(b) of the Plan and subject to Section 6(c), the Earned Performance RSUs shall become vested on the Vesting Date.
(b)    On the Vesting Date, and upon the satisfaction of any other applicable restrictions, terms and conditions, any RSU Dividend Equivalents with respect to the Earned

Performance RSUs will become vested to the extent that the Earned Performance RSUs related thereto shall have become vested in accordance with this Agreement.
(c)    In the event the Grantee is suspended (with or without compensation) or is otherwise not in good standing with the Company or any Subsidiary as determined by the Company’s General Counsel due to an alleged violation of the Company’s Code of Business Conduct, applicable law or other misconduct (a “Suspension Event”), the Company has the right to suspend the vesting of the Performance RSUs until the day after the Company (as determined by the General Counsel or his/her designee) has determined (x) the suspension is lifted or (y) the Company determines lack of good standing has been cured (each, the “Recovery Date”). If the Suspension Event has occurred and prior to the Recovery Date, the Grantee dies, is Disabled or is terminated without Cause, then the provisions of this Section 6 and Section 7 continue to apply notwithstanding the Suspension Event. If the Grantee resigns or is terminated for cause prior to the Recovery Date then the Performance RSUs will be terminated without any further vesting after the date of the Suspension Event, unless otherwise agreed by the Company.
7.    Early Vesting or Forfeiture.
(a)    Unless otherwise determined by the Committee in its sole discretion and after application of the Committee’s discretion to reduce the number of Performance RSUs that may become vested due to failure to maintain minimum performance levels during each Review Period prior to the date of Termination of Service as required under Section 3, the Performance RSUs and related RSU Dividend Equivalents will vest at the times specified below:

(i)	If the Termination of Service occurs by reason of Grantee’s death or Disability, the Performance RSUs and any related RSU Dividend Equivalents will immediately become fully vested.

(ii)
If the Termination of Service is due to the Grantee’s Retirement, then the Performance RSUs, to the extent not theretofore vested, together with any related RSU Dividend Equivalents, will be forfeited immediately, unless the Compensation Committee, in its sole discretion, authorizes the Performance RSUs to vest based on its assessment of the Grantee’s performance levels during each Review Period prior to the Termination of Service. The number of Performance RSUs that may vest will be as determined by the Compensation Committee, but not to exceed a pro rata portion of the Performance RSUs together with any related RSU Dividend Equivalents based on (x) the number of full months of employment completed since the Grant Date divided by (y) 36 months. Grantee’s employment with the Company or its Subsidiaries on the last day of each month will be considered a full month of employment.

(iii)
If Termination of Service is by the Company or a Subsidiary without Cause (as determined in the sole discretion of the Committee) and prior to vesting in full of the Performance RSUs, then the Performance RSUs, to the extent not theretofore vested, together with any related RSU Dividend Equivalents, will be forfeited immediately, unless the Compensation Committee, in its sole discretion, authorizes the Performance RSUs to vest based on its assessment of the Grantee’s performance levels during each Review Period prior to the Termination of Service. The number of Performance RSUs that may vest will be as determined by the Compensation Committee, but not to exceed a pro rata portion of the Performance RSUs, together with any related RSU Dividend Equivalents, based on (x) number of full months of employment completed since the Grant Date divided by (y) 36 months. If the Grantee is employed by a Subsidiary that the Company sells, assigns or otherwise disposes to an unrelated third-party, that event will be a Termination of Service by the Company without Cause (unless otherwise determined in the sole discretion of the Committee). Grantee’s employment with the Company or its Subsidiaries on the last day of each month will be considered a full month of employment.

(iv)
If Termination of Service occurs for any reason other than as specified in Section 7(a)(i), 7(a)(ii) or 7(a)(iii) above or 7(d) below, then the Performance RSUs, to the extent not theretofore vested, together with any related RSU Dividend Equivalents, will be forfeited immediately.

(v)
If the Grantee breaches any restrictions, terms or conditions provided in or established by the Committee pursuant to the Plan or this Agreement with respect to the Performance RSUs prior to the Vesting Date (including any attempted or completed transfer of any such unvested Performance RSUs contrary to the terms of the Plan or this Agreement), the unvested Performance RSUs, together with any related RSU Dividend Equivalents, will be forfeited immediately.

(b)    Upon forfeiture of any unvested Performance RSUs, and any related RSU Dividend Equivalents, such Performance RSUs and any related Unpaid RSU Dividend Equivalents will be immediately cancelled, and the Grantee will cease to have any rights with respect thereto.
(c)    Whether any leave of absence constitutes a Termination of Service will be determined by the Committee subject to Section 11.2(d) of the Plan. Unless the Committee otherwise determines, neither a change of the Grantee’s employment from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary, nor a change in Grantee’s status from an independent contractor to an employee, will be a Termination of Service for purposes of this Agreement if such change of employment or status is made at the request or with the express consent of the Company. Unless the Committee otherwise determines, however, any such change of employment or status that is not made at the request or with the express consent of the Company and any change in Grantee’s status from an employee to an independent contractor will be a Termination of Service within the meaning of this Agreement; provided, however, that, to the extent Section 409A is applicable to Grantee, any amounts otherwise payable hereunder as nonqualified deferred compensation within the meaning of Section 409A on account of Termination of Service shall not be payable before Grantee “separates from service”, as that term is defined in Section 409A, and shall be paid in accordance with Section 8 of this Agreement.
(d)    Notwithstanding anything to the contrary contained herein, if Termination of Service occurs (x) by the Company or a Subsidiary without Cause or (y) by the Grantee for Good Reason, in each case, on or prior to (A) the 12 month anniversary of an Approved Transaction or

(B) with respect to clause (y) of this Section 6(d) only, the later of such 12 month anniversary or the first day following the expiration of the cure period described below, then all unvested Performance RSUs, together with any related RSU Dividend Equivalents, will become vested in full on the date of Termination of Service, subject to the application of the Committee’s discretion to reduce the number of Performance RSUs that may become vested due to failure to maintain minimum performance level during each Review Period prior to the date of the Approved Transaction. For the Grantee’s Termination of Service to qualify as for Good Reason, the Grantee must notify the Committee in writing within 30 days of the occurrence of the event giving rise to the Good Reason, and the Company must have failed to take corrective action within 30 days after such notice is given to cure the event giving rise to the Good Reason for Termination of Service.
8.    Delivery by Company. As soon as practicable after the vesting of Performance RSUs, and any related RSU Dividend Equivalents, and subject to the withholding referred to in Section 14 of this Agreement, the Company will deliver or cause to be delivered to or at the direction of the Grantee (i)(a) a certificate issued or transferred in the Grantee’s name for the Shares represented by such Performance RSUs, (b) a statement of holdings reflecting that the Shares represented by such Performance RSUs are for the benefit of the Grantee in uncertificated form by a third party service provider designated by the Company, or (c) a confirmation of deposit of the Shares represented by such vested Performance RSUs, in book-entry form, into the broker’s account designated by the Grantee, (ii) any securities constituting related vested RSU Dividend Equivalents by any applicable method specified in clause (i) above, and (iii) any cash payment constituting related vested RSU Dividend Equivalents. Any delivery of securities will be deemed effected for all purposes when (1) a certificate representing or statement of holdings reflecting such securities and, in the case of any RSU Dividend Equivalents, any other documents necessary to reflect ownership thereof by the Grantee has been be made available to the Grantee in written or electronic format, or (2) confirmation of deposit into the designated broker’s account of such securities, in written or electronic format, is first made available to the Grantee. Any cash payment will be deemed effected when a check from the Company, payable to or at the direction of the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to or at the direction of the Grantee or deposited in the United States or local mail, addressed to the Grantee or his or her nominee.
9.    Nontransferability of Performance RSUs Before Vesting.
(a)    Before vesting and during the Grantee’s lifetime, the Performance RSUs and any related RSU Dividend Equivalents may not be sold, assigned, transferred by gift or otherwise, pledged, exchanged, encumbered or disposed of (voluntarily or involuntarily), other than an assignment pursuant to a Domestic Relations Order. In the event of an assignment pursuant to a Domestic Relations Order, the unvested Performance RSUs and any related RSU Dividend Equivalents so assigned shall be subject to all the restrictions, terms and provisions of this Agreement and the Plan, and the assignee shall be bound by all applicable provisions of this Agreement and the Plan in the same manner as the Grantee.
(b)    The Grantee may designate a beneficiary or beneficiaries to whom the Performance RSUs, to the extent then vesting, and any related RSU Dividend Equivalents will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the legal department of the Company on such form as may be prescribed by the Company, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the Performance RSUs, to the extent then vested, and any related RSU Dividend Equivalents, will pass by will or the laws of descent and distribution. Following the Grantee’s death, the person to whom such vested Performance RSUs and any related RSU Dividend Equivalents pass according to this Section 9(b) will be deemed the Grantee for purposes of any applicable provisions of this Agreement. [CLICK HERE TO ACCESS THE DESIGNATION OF BENEFICIARY FORM.]
10.    Adjustments. The Performance RSUs and any related Unpaid RSU Dividend Equivalents will be subject to adjustment pursuant to Section 4.2 of the Plan in such manner as the Committee may deem equitable and appropriate in connection with the occurrence following the Grant Date of any of the events described in Section 4.2 of the Plan.
11.    Company’s Rights.    The existence of this Agreement will not affect in any way the right or power of the Company or its Shareholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 11.16 of the Plan.
12.    Limitation of Rights. Nothing in this Agreement or the Plan will be construed to give the Grantee any right to be granted any future Award other than in the sole discretion of the Committee or give the Grantee or any other person any interest in any fund or in any specified asset or assets of the Company or any of its Subsidiaries. Neither the Grantee nor any person claiming through the Grantee will have any right or interest in the Shares represented by any Performance RSUs or any related RSU Dividend Equivalents unless and until there shall have been full compliance with all the terms, conditions and provisions of this Agreement and the Plan.
13.    Restrictions Imposed by Law. Without limiting the generality of Section 11.8 of the Plan, the Company shall not be obligated to deliver any Shares represented by vested Performance RSUs or securities constituting any RSU Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange upon which Shares or such other securities are listed. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of the Shares represented by vested Performance RSUs or securities constituting any RSU Dividend Equivalents to comply with any such law, rule, regulation, or agreement. Any certificates representing any such securities issued or delivered under this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.
14.    Withholding.
(a)    To the extent that the Company is subject to withholding tax or employee social security withholding requirements under any national, state, local or other governmental law with respect to the award of the Performance RSUs to the Grantee or the vesting thereof, or the designation of any RSU Dividend Equivalents as payable or distributable or the payment or distribution thereof, the Grantee must make arrangement satisfactory to the Company to make payment to the Company of the amount required to be withheld under such tax laws or employer social security contribution laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required because the Grantee vests in some or all of the Performance RSUs and any related RSU Dividend Equivalents, the Company shall withhold (i) from the Shares represented by vested Performance RSUs and otherwise deliverable to the Grantee a number of Shares and/or (ii) from any related RSU Dividend Equivalents otherwise deliverable to the Grantee an amount of such RSU Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value) equal to the Required Withholding Amount, unless the Grantee remits the Required Withholding Amount to the Company in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. Without limitation to the foregoing sentence, the Grantee hereby agrees that the Required Withholding Amount can also be collected by (i) deducting from cash amounts otherwise payable to the Grantee (including wages or other cash compensation) or (ii) withholding from proceeds of the sale of Shares acquired upon vesting of the Earned Performance RSUs through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent). Notwithstanding any other provisions of this Agreement, the delivery of any Shares represented by vested Performance RSUs and any related RSU Dividend Equivalents may be postponed until any required withholding taxes have been paid to the Company.
(b)    If the Grantee is subject to tax in the United Kingdom and the withholding of any income tax due is not made within 90 days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall (assuming the Grantee is not a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act)), constitute a loan owed by the Grantee to the Grantee’s employer (the “Employer”), effective on the Due Date. The Grantee agrees that the loan will bear interest at the then-current HM Revenue & Customs (“HMRC”) Official Rate, it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 13(a). If the Grantee is a director or executive officer and income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Grantee on which additional income tax and national insurance contributions (“NICs”) will be payable. The Grantee will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any NICs due on this additional benefit.
15.    Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class or local country mail, postage prepaid, sent by overnight courier, freight prepaid or sent by facsimile and addressed as follows:
Liberty Global plc

c/o Liberty Global Inc.
1550 Wewatta Street, Suite 1000
Denver, CO 80202
Attn: General Counsel
Fax: 303-220-6691

Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class or local country mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.
16.    Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee. Without limiting the generality of the foregoing, without the consent of the Grantee,
(a)    this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Shareholders and, provided, in each case, that such changes will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to reform the Award made hereunder as contemplated by Section 11.18 of the Plan or to exempt the Award made hereunder from coverage under Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including the Act and any applicable tax or securities laws; and
(b)    subject to any required action by the Board or the Shareholders, the Performance RSUs granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Performance RSUs that are then vested.
17.    Grantee Employment.
(a)    Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with any right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, to terminate the Grantee’s employment or service at any time, with or without Cause.
(b)    The Award hereunder is special incentive compensation that will not be taken into account, in any manner, as salary, earnings, compensation, bonus or benefits, in determining the amount of any payment under any pension, retirement, profit sharing, 401(k), life insurance, salary continuation, severance or other employee benefit plan, program or policy of the Company or any of its Subsidiaries or any employment agreement or arrangement with the Grantee.
(c)    It is a condition of the Grantee’s Award that, in the event of Termination of Service for whatever reason, whether lawful or not, including in circumstances which could give rise to a claim for wrongful and/or unfair dismissal (whether or not it is known at the time of Termination of Service that such a claim may ensue), the Grantee will not by virtue of such Termination of Service, subject to Sections 6 and 7 of this Agreement, become entitled to any damages or severance or any additional amount of damages or severance in respect of any rights or expectations of whatsoever nature the Grantee may have hereunder or under the Plan. Notwithstanding any other provision of the Plan or this Agreement, the Award hereunder will not form part of the Grantee’s entitlement to remuneration or benefits pursuant to the Grantee’s employment or service agreement or arrangement, if any. The rights and obligations of the Grantee under the terms of his or her employment agreement or arrangement, if any, will not be enhanced hereby.
(d)    In the event of any inconsistency between the terms hereof or of the Plan and any employment, severance or other agreement or arrangement with the Grantee, the terms hereof and of the Plan shall control.
18.    Nonalienation of Benefits. Except as provided in Section 9 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.
19.    Data Privacy.
(a)    By accepting this Agreement, the Grantee understands that for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan, the following personal data of Grantee (“Data”) shall be maintained and processed by the Company and its affiliates, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, bonus and employee benefits, nationality, job title and description, any Shares or directorships or other positions held in the Company, its subsidiaries and affiliates, details of all options, share appreciation rights, restricted shares, performances share units, restricted share units or any other entitlement to Shares or other Awards granted, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, annual performance objectives, performance reviews and performance ratings, for the purpose of implementing, administering and managing Awards under the Plan.

(b)    The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired with respect to an Award.

(c)    The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may at any time view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or exercise rights to rectify, transfer, remove or restrict use of Data as permitted by applicable law, by contacting in writing the Grantee’s local human resources representative. Notwithstanding the foregoing, the Grantee understands that if Grantee subsequently requires the removal of all or any part of the Grantee’s Data, the Company may not be able to grant him or her Performance RSUs or other equity awards or administer or maintain such awards. For more information on the privacy of the Data, the Grantee may contact the Grantee’s local human resources representative.

20.    Governing Law; Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed in all respects exclusively by the internal laws of the State of Colorado as a contract to be performed in such state and without regard to any principles of conflicts of law thereof. Each party to this Agreement hereby irrevocably consents to the exclusive jurisdiction of, and agrees that any action to enforce, interpret or construe this Agreement or any other agreement or document delivered in connection with this Agreement shall be conducted in, the federal or state courts of the State of Colorado sitting in the City and County of Denver, and the Grantee hereby submits to the personal jurisdiction of such courts and irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in such courts. Each party hereby waives its right to trial by jury.
21.    Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.
22.    Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement. Counterparts to this Agreement may be delivered via pdf or electronic means.

23.    Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt from time to time.
24.    Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.
25.    Grantee Acceptance.
The Grantee will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company. If the Grantee does not execute and return this Agreement within 120 days of the Grant Date, the grant of the Performance RSUs shall be null and void.

Signature Page to Performance Restricted Share Units Agreement (Class _)
dated as of March 7, 2019, between Liberty Global plc and the Grantee

LIBERTY GLOBAL, PLC

By: /s/ Authorized Signatory
Name: Authorized Signatory
Title: Executive Vice President

ACCEPTED:

Grantee Name:
Address:
City/State/Country:
Grantee ID:

Grant No. _____________

Number of Performance Restricted Share Units (LBTY_) Awarded: _______________